UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

FCCC, INC.
(Exact name of registrant as specified in its charter)

Connecticut	001-08589	06-0759497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 Castleton St. Suite 695, City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

812-933-8888

(Registrant’s telephone number, including area code)

7700 Irvine Centre Dr, Suite 800, Irvine CA 92618

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

On October 18, 2021, we dismissed our independent registered public accounting firm, Somerset CPAs, P.C., effective immediately. The dismissal was approved by the board of directors.

Somerset CPAs’ reports on our financial statements for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the fiscal years ended March 31, 2021 and 2020 and through October 18, 2021, there were (1) no disagreements with Somerset CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Somerset CPAs would have caused Somerset CPAs to make reference to the subject matter of the disagreement(s) in connection with its reports; and (2) no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Somerset CPAs with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that Somerset CPAs furnish a letter addressed to the Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated October 25, 2021, indicating that Somerset CPAs is in agreement with these disclosures, is filed as Exhibit 16.1 to this Form 8-K.

On October 18, 2021, we engaged TAAD LLP as our independent registered public accountant effective immediately. The engagement was approved by the board of directors. During the fiscal years ended March 31, 2021 and 2020 and through October 18, 2021, we did not consult with TAAD regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on our financial statements, (3) written or oral advice provided that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between our company and our predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2021, Caren D. Currier resigned as our Chief Financial Officer and Huijun He began serving as our Chief Financial Officer, in addition to his role as Chief Executive Officer. Mr. He, age 61, has served as Chief Executive Officer and Vice President of the Company since April 2021 and as a Director of the Company since May 2021. Since February 2019, Mr. He has served as the chief executive officer of China Liaoning Dingxu Ecological Agriculture Development, Inc., and in June 2016, Mr. He founded and served as president of Romada Realty Inc., a real estate development company. Prior to 1996, Mr. He previously served as the general manager of China Nonferrous Metal Equipment Zhuhai Company, a large domestic state-owned enterprise import and export company, and the general manager of a U.S. import and export company. As a seasoned entrepreneur and corporate level executive, Mr. He brings his vast management experience to the company. Mr. He received his bachelor’s degree from Wuhan Huazhong Institute of Technology, Mechanical Manufacturing. There are no family relationships among our directors and any of our executive officers. On April 26, 2021, we entered into an agreement to issue and sell 695,652 shares (the “New Shares”) of our common stock to Mr. He for a price of $159,999.96, or $0.23 per share (the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, the sale of the New Shares closed in June 2021.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter to the Securities and Exchange Commission from Somerset CPAs, P.C. dated October 25, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCCC, Inc. a Connecticut corporation

Dated: October 27, 2021	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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